                                 EXHIBIT SECTION
                                 EXHIBIT (10.6)

                                                                  EXHIBIT (10.6)
                                 PROMISSORY NOTE

BORROWER:      CHAMPION INDUSTRIES, INC.                            LENDER:    BANK ONE, WEST VIRGINIA, N.A.
               2450-90 FIRST AVENUE                                            HUNTINGTON
               HUNTINGTON, WV 25728-2968                                       1000 FIFTH AVENUE
                                                                               HUNTINGTON, WV 25701

PRINCIPAL AMOUNT: $550,000.00                       DATE OF NOTE: AUGUST 4, 2000

PROMISE TO PAY. For value received, Champion Industries, Inc. ("Borrower") promises to pay to Bank One, West Virginia, N.A. ("Lender"), or order, in lawful money of the United States of America, the principal amount of Five Hundred Fifty Thousand & 00/100 Dollars ($550,000.00), together with interest on the unpaid principal balance from the date advanced until paid in full.

PAYMENT. This Note shall be payable as follows: Interest shall be due and payable monthly as it accrues, commencing on September 4, 2000 and continuing on THE SAME DAY OF each month thereafter during the term of this Note, and the principal of this Note shall be due and payable in 47 equal monthly installments in the AMOUNT OF $11,458.33 EACH, commencing on September 4, 2000, and continuing on the same day of each month thereafter, with one final installment in the amount of the principal balance then outstanding, together with all accrued but unpaid interest, being due and payable on August 4, 2004. The annual interest rate for this Note is computed on a 365!360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at the address designated by Lender from time to time in writing. If any payment of principal of or interest on this Note shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day. As used herein, the term "Business Day" shall mean any day other than a Saturday, Sunday or. any other day on which national banking associations are authorized to be closed. Unless otherwise agreed to, in writing, or otherwise required by applicable law, payments will be applied first to accrued, unpaid interest, then to principal, and any remaining amount to any unpaid collection costs, late charges and other charges, provided, however, upon delinquency or other default, Lender reserves the right to apply payments among principal, interest, late charges, collection costs and other charges at its discretion. The books and records of Lender shall be prima facie evidence of all outstanding principal of and accrued but unpaid interest on this Note. If this Note is governed by or is executed in connection with a loan agreement, this Note is subject to the terms and provisions thereof.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to fluctuation based upon the Prime Rate of interest in effect from time to time (the "Index") (which rate may not be the lowest, best or most favorable rate of interest which Lender may charge on loans to its customers). "Prime Rate" shall mean the rate announced from time to time by Lender as its prime rate. Each change in the rate to be charged on this Note will become effective without notice on the same day as the Index changes. Except as otherwise provided herein, the unpaid principal balance of this Note will accrue interest at a rate per annum which will from time to time be equal to the sum of the Index, plus 0.000%. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower may pay without fee all or a portion of the principal amount owed hereunder earlier than it is due. All prepayments shall be applied to the indebtedness owing

                                Exhibit(10.6)-p1

                                 EXHIBIT SECTION
                                 EXHIBIT (10.6)

hereunder in such order and manner as Lender may from time to time determine in its sole discretion.

LATE CHARGE. If a payment is 10 days or more late. Borrower will be charged 5.000% of the regularly scheduled payment or $25.00, whichever is greater.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment of principal or interest when due under this Note or any other indebtedness owing now or hereafter by Borrower to Lender; (b) failure of Borrower or any other party to comply with or perform any term, obligation, covenant or condition contained in this Note or in any other promissory note, credit agreement, loan agreement, guaranty, security agreement, mortgage, dead of trust or any other instrument, agreement or document, whether now or hereafter existing, executed in connection with this Note (the Note and all such other instruments, agreements, and documents shall be collectively known herein as the "Related Documents"); (c) Any representation or statement made or furnished to Lender herein, in any of the Related Documents or in connection with any of the foregoing is false or misleading in any material respect; (d) Borrower or any other party liable for the payment of this Note, whether as maker, endorser, guarantor, surety or otherwise, becomes insolvent or bankrupt, has a receiver or trustee appointed for any part of its property, makes an assignment for the benefit of its creditors, or any proceeding is commenced either by any such party or against it under any bankruptcy or insolvency laws; (e) the occurrence of any event of default specified in any of the other Related Documents or in any other agreement now or hereafter arising between Borrower and Lender; (f) the occurrence of any event which permits the acceleration of the maturity of any indebtedness owing now or hereafter by Borrower to any third party; (9) the liquidation, termination, dissolution, death or legal incapacity of Borrower or any other party liable for the payment of this Note, whether as maker, endorser, guarantor, surety, or otherwise; or
(h) Lender deems itself insecure by in good faith believing the prospect of payment or performance hereunder or under any of the Related Documents is impaired.

LENDER'S RIGHTS. Upon default, lender may at ifs option, without further notice or demand (i) declare the entire unpaid principal balance on this Note, all accrued unpaid interest and all other costs and expenses of collection for which Borrower is responsible for under this Note and any other Related Document immediately due, (ii) refuse to advance any additional amounts under this Note,
(iii) foreclose all liens securing payment hereof, (iv) pursue any other rights, remedies and recourses available to the Lender, including without limitation, any such rights, remedies or recourses under the Related Documents, at law or in equity, or (v) pursue any combination of the foregoing. Lender may hire an attorney to help collect this Note if Borrower does not- pay and Borrower will pay Lender's reasonable attorneys' fees and all other costs of collection, unless prohibited by applicable law. This Note has been delivered to Lender and accepted by Lender in.the State of West Virginia. Subject to the provisions on arbitration, this Note shall be governed by and construed in accordance with the laws of the State of West Virginia without regard to any conflict of laws or provisions thereof.

PURPOSE. Borrower agrees that no advances under this Note shall be for personal, family, or household purposes and that all advances hereunder shall be used solely for business, commercial or other similar purposes.

JURY WAIVER. THE BORROWER AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY. IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG

                                Exhibit(10.6)-p2

                                 EXHIBIT SECTION
                                 EXHIBIT (10.6)

THE BORROWER AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE, ANY OTHER RELATED DOCUMENT, OR ANY RELATIONSHIP BETWEEN LENDER AND BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING EVIDENCED BY THIS NOTE.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $15.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. Unless a lien would be prohibited by law or would render a nontaxable account taxable, Borrower grants to Lender a contractual security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or any other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

ARBITRATION. Lender and Borrower agree that upon the written demand of either party, whether made before or after the institution of any legal proceedings, but prior to the rendering of any judgment in that proceeding, all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Note, any Related Document or otherwise, including without limitation contract disputes and tort claims, shall be resolved by binding arbitration pursuant to the Commercial Rules of the American Arbitration Association ("AAA"). Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in the city nearest the Borrower's address having an AAA regional office, or at any other place selected by mutual agreement of the parties. No act to take or dispose of any collateral shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This arbitration provision shall not limit the right of either party during any dispute, claim or controversy to seek, use, and employ ancillary, or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including exercising the right of set-off, or taking or disposing of such property with or without judicial process pursuant to the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness of an act, or exercise of any right or remedy, concerning any collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral, shall also be arbitrated; provided, however that no arbitrator shall have the right or the power to enjoin or restrain any act of either party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. The statute of limitations, estoppels, waiver, !aches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The Federal Arbitration Act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision.

                                Exhibit(10.6)-p3

                                 EXHIBIT SECTION
                                 EXHIBIT (10.6)

ADDITIONAL PROVISION REGARDING LATE CHARGES. . In the "Late Charge" provision set forth above, the following language is hereby added after the word "greater": " up to the maximum amount of Two Hundred Fifty Dollars ($250.00) per late charge".

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change iD the terms of this Note, and unless otherwise expressly stated in writing, no patty who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this Note, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this Note without the consent of or notice to anyone other than the party with whom the modification is made. If Borrower is an individual, then the Borrower hereby represents, warrants and certifies to the Lender that the loan of which this Note is evidence and any renewals, extensions or modifications thereof is and are incurred primarily for business purposes, that is such loan is for an activity that is engaged in primarily for the purpose of generating gross income as that term is defined in West Virginia Code Section 11-13-1 and the Borrower hereby further certifies, represents and warrants to the Lender that the loan of which this Note is evidence is not incurred in connection with any farming or any other agricultural activity engaged in by producer of agricultural commodities, livestock or other farm products.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:
Champion Industries, Inc.

                                Exhibit(10.6)-p4

                                 EXHIBIT SECTION
                                 EXHIBIT (10.6)

                          COMMERCIAL SECURITY AGREEMENT

BORROWER: CHAMPION INDUSTRIES, INC.                       LENDER:    BANK ONE, WEST VIRGINIA, N.A.
      2450-90 FIRST AVENUE                                           HUNTINGTON
      HUNTINGTON, WV 25728-2968                                      1000 FIFTH AVENUE
                                                                     HUNTINGTON, WV 25701

Grantor: Donihe Graphics, Inc.

THIS COMMERCIAL SECURITY AGREEMENT is entered into by Donihe Graphics, Inc. (referred to below as "Grantor") for the benefit of Bank One, West Virginia, N.A. (referred to below as "Lender"). For valuable consideration, Grantor grants to Lender a security interest in the Collateral to secure the Indebtedness and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which Lender may have by law.

DEFINITIONS. The following words shall have the following meanings when used in this Agreement. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code as adopted in the State of Tennessee ("Code"). All references to dollar amounts shall mean amounts in lawful money of the United States of America.

       Agreement. The word "Agreement" means this Commercial Security Agreement, as this Commercial Security Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Commercial Security Agreement from time to time.

       Borrower. The word "Borrower" means each and every person or entity signing the Note, including without limitation Champion Industries, Inc.

       Collateral. The word "Collateral" means the following described property of Grantor, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located:

              See Exhibit "A" attached hereto and made a part hereof for all purposes intended

       In addition, the word "Collateral" includes all the following, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located:

              (a) All attachments, accessions, accessories, tools, parts, supplies, increases, and additions to and all replacements of and substitutions for any property described above.

              (b) All products and produce of any of the property described in this Collateral section.

              (c) All proceeds (including, without limitation, insurance proceeds) from the sale, lease, destruction, loss, or other disposition of any of the property described in this Collateral section.

              (d) All records and data relating to any of the property described in this Collateral section, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, together with all of Grantor's right, title, and interest in and to all computer software required to utilize, create, maintain, and process any such records or data on electronic media.

       Event of Default. The words "Event of Default" mean and include any of the Events of Default set forth below in the section titled "Events of Default."

       Grantor. The word "Grantor" means Donihe Graphics, Inc..

                                Exhibit(10.6)-p5

                                 EXHIBIT SECTION
                                 EXHIBIT (10.6)

       Guarantor. The word "Guarantor" means and includes without limitation, each and all of the guarantors, sureties, and accommodation parties in connection with the Indebtedness.

       Indebtedness. The word "Indebtedness" means the indebtedness evidenced by the Note, including all principal and accrued interest thereon, together with all other liabilities, costs and expenses for which Grantor or Borrower is responsible under this Agreement or under any of the Related Documents. In addition, the word "Indebtedness" includes all other obligations, debts and liabilities, plus any accrued interest thereon, owing by Borrower, or any one or more of them, to Lender of any kind or character, now existing or hereafter arising, as well as all present and future claims by Lender against Borrower, or any one or more of them, and all renewals, extensions, modifications, substitutions and rearrangements of any of the foregoing; whether such Indebtedness arises by note, draft, acceptance, guaranty, endorsement, letter of credit, assignment, overdraft, indemnity agreement or otherwise; whether such Indebtedness is voluntary or involuntary, due or not due, direct or indirect, absolute or contingent, liquidated or unliquidated; whether Borrower may be liable individually or jointly with others; whether Borrower may be liable primarily or secondarily or as debtor, maker, comaker, drawer, endorser, guarantor, surety, accommodation party or otherwise.

       Lender. The word "Lender" means Bank One, West Virginia, N.A., its successors and assigns (which is a secured party under the Code).

       Note. The word "Note" means the promissory note dated August 4, 2000, in the principal amount of $550,000.00 from Borrower to Lender, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of and substitutions for such promissory note.

       Related Documents. The words "Related Documents" mean and include without limitation the Note and all credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Note.

GRANTOR'S REPRESENTATIONS AND WARRANTIES. Grantor warrants that: (a) Grantor has the full right, power and authority to enter into this Agreement and to pledge the Collateral to Lender; (b) Grantor has established adequate means of obtaining from Borrower on a continuing basis information about Borrower's financial condition; and (c) lender has made no representation to Grantor about Borrower or Borrower's creditworthiness.

GRANTOR'S WAIVERS. Grantor waives notice of the incurring of any Indebtedness and waives all requirements of presentment, protest, demand, and notice of dishonor or non-payment to Grantor, Borrower, or any other party to the Indebtedness or the Collateral. Lender may do any of the following with respect to any obligation of any Borrower, without first notifying or obtaining the consent of Grantor: (al grant any extension of time for any payment, (b) grant any renewal, (c) permit any modification of payment terms or other terms, (d) release Borrower or any Guarantor from all or any portion of the Indebtedness, or (e) exchange or release all or any portion of the Collateral or other security for all or any portion of the Indebtedness. No such act or failure to act shall affect Lender's rights against Grantor or the Collateral.

OBLIGATIONS OF GRANTOR. Grantor represents, warrants and covenants to Lender as follows:

       Perfection of Security Interest. Grantor agrees to execute such financing statements and to take whatever other actions are requested by Lender to perfect and continue Lender's security interest in the Collateral. Upon request of Lender, Grantor will deliver to Lender any and all of

                                Exhibit(10.6)-p6

                                 EXHIBIT SECTION
                                 EXHIBIT (10.6)

       the documents evidencing or constituting the Collateral, and Grantor will note lender's interest upon any and all chattel paper if not delivered to Lender for possession by Lender. Grantor hereby irrevocably appoints Lender as its attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue the security interest granted in this Agreement. Lender may at any time, and without further authorization from Grantor, file a carbon, photographic or other reproduction of any financing statement or of this Agreement for use as a financing statement. Grantor will reimburse Lender for all expenses for the perfection and the continuation of the perfection of Lender's security interest in the Collateral. Grantor has disclosed to Lender all trade names and assumed names currently used by Grantor, all trade names and assumed names used by Grantor within the previous six (6) Years and all of Grantor's current business locations. Grantor will notify Lender in writing at least thirty (30) days prior to the occurrence of any of the following: (i) any changes in Grantor's name, trade names) or assumed names, or (ii) any change in Grantor's business locations) or the location of any of the Collateral.

       No Violation. The execution and delivery of this Agreement will not violate any law or agreement, governing Grantor or to which Grantor is a party, and its articles or agreements relating to entity incorporation, organization or existence do not prohibit any term or condition of this Agreement.

       Enforceability of Collateral. To the extent the Collateral consists of accounts, chattel paper, or general intangibles, the Collateral is enforceable in accordance with its terms, is genuine, and complies with applicable laws concerning form, content and manner of preparation and execution, and all persons appearing to be obligated on the Collateral have authority and capacity to contract and are in fact obligated as they appear to be on the Collateral.

LOCATION OF THE COLLATERAL. Grantor, upon request of Lender, will deliver to Lender in form satisfactory to Lender a schedule of real properties and Collateral locations relating to Grantor's operations, including without limitation the following: (a) all real property owned or being purchased by Grantor; (b) all real property being rented or leased by Grantor; (c) all storage facilities owned, rented, leased, or being used by Grantor; and (d) all other properties where Collateral is or may be located. Except in the ordinary course of its business, Grantor shall not remove the Collateral from its existing locations without the prior written consent of Lender.

REMOVAL OF COLLATERAL. Grantor shall keep the Collateral (or to the extent the Collateral consists of intangible property such as accounts, the records concerning the Collateral) at Grantor's address shown above, or at such other locations as are acceptable to Lender. Except in the ordinary course of its business, including the sales of inventory, Grantor shall not remove the Collateral from its existing locations without the prior written consent of Lender. To the extent that the Collateral consists of vehicles, or other titled property, Grantor shall not take or permit any action which would require application for certificates of title for the vehicles outside the State of Tennessee, without the prior written consent of Lender.

TRANSACTIONS INVOLVING COLLATERAL. Except for inventory sold or accounts collected in the ordinary course of Grantor's business, Grantor shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral. While Grantor is not in default under this Agreement, Grantor may sell inventory, but only in the ordinary course of its business and only to buyers who qualify as a buyer in the ordinary course of business. A sale in the ordinary course of Grantor's business does not include a transfer in partial or total satisfaction of a debt or any bulk sale.

                                Exhibit(10.6)-p7

                                 EXHIBIT SECTION
                                 EXHIBIT (10.6)

Grantor shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, other than the security interest provided for in this Agreement, without the prior written consent of Lender. This includes security interests even if junior in right to the security interests granted under this Agreement. Unless waived by Lender, all proceeds from any disposition of the Collateral (for whatever reason) shall be held in trust for Lender and shall not be commingled with any other funds; provided however, this requirement shall not constitute consent by Lender to any sale or other disposition. Upon receipt, Grantor shall immediately deliver any such proceeds to Lender.

Title. Grantor represents and warrants to Lender that it is the owner of the Collateral and holds good and marketable title to the Collateral, free and clear of all liens and encumbrances except for the lien of this Agreement. No financing statement covering any of the Collateral is on file in any public office other than those which reflect the security interest created by this Agreement or to which Lender has specifically consented. Grantor shall defend Lender's rights in the Collateral against the claims and demands of all other persons.

COLLATERAL SCHEDULES AND LOCATIONS. Insofar as the Collateral consists of inventory, Grantor shall deliver to Lender, as often as Lender shall require, such lists, descriptions, and designations of such Collateral as Lender may require to identify the nature, extent, and location of such Collateral. Such information shall be submitted for Grantor and each of its subsidiaries or related companies.

MAINTENANCE AND INSPECTION OF COLLATERAL. Grantor shall maintain all tangible Collateral in good condition and repair. Grantor will not commit or permit damage to or destruction of the Collateral or any part of the Collateral. Lender and its designated representatives and agents shall have the right at all reasonable times to examine, inspect, and audit the Collateral wherever located. Grantor shall immediately notify Lender of all cases involving the return, rejection, repossession, loss or damage of or to any Collateral; of any request for credit or adjustment or of any other dispute arising with respect to the Collateral; and generally of all happenings and events affecting the Collateral or the value or the amount of the Collateral.Taxes, Assessments and Liens. Grantor will pay when due all taxes, assessments and governmental charges or levies upon the Collateral and provide Lender evidence of such payment upon its request. Grantor may withhold any such payment or may elect to contest any lien if Grantor is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lender's interest in the Collateral is not jeopardized in Lender's sole opinion. If the Collateral is subjected to a lien which is not discharged within fifteen (15) days, Grantor shall deposit with Lender cash, a sufficient corporate surety bond or other security satisfactory to Lender in an amount adequate to provide for the discharge of the lien plus any interest, costs, attorneys' fees or other charges that could accrue as a result of foreclosure or sale of the Collateral. In any contest Grantor shall defend itself and Lender and shall satisfy any final adverse judgment before enforcement against the Collateral. Grantor shall name Lender as an additional obligee under any surety bond furnished in the contest proceedings.

COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS. Grantor is conducting and will continue to conduct Grantor's businesses in material compliance with all federal, state and local laws, statutes, ordinances, rules, regulations, orders, determinations and court decisions applicable to Grantor's businesses and to the production, disposition or use of the Collateral, including without limitation, those pertaining to health and environmental matters such as the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as

                                Exhibit(10.6)-p8

                                 EXHIBIT SECTION
                                 EXHIBIT (10.6)

amended by the Superfund Amendments and Reauthorization Act of 1986 (collectively, together with any subsequent amendments, hereinafter called "CERCLA"1, the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous Substance Waste Amendments of 1984 (collectively, together with any subsequent amendments, hereinafter called "RCRA"). Grantor represents and warrants that (i) none of the operations of Grantor is the subject of a federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release or disposal of any toxic or hazardous substance or solid waste into the environment; (ii) Grantor has not filed any notice under any federal, state or local law indicating that Grantor is responsible for the release into the environment, the disposal on any premises in which Grantor is conducting its businesses or the improper storage, of any material amount of any toxic or hazardous substance or solid waste or that any such toxic or hazardous substance or solid waste has been released, disposed of or is improperly stored, upon any premises on which Grantor is conducting its businesses; and (iii) Grantor otherwise does not have any known material contingent liability in connection with the release into the environment, disposal or the improper storage, of any such toxic or hazardous substance or solid waste. The terms "hazardous substance" and "release", as used herein, shall have the meanings specified in CERCLA, and the terms "solid waste" and "disposal", as used herein, shall have the meanings specified in RCRA; provided, however, that to the extent that the laws of the State of Tennessee establish meanings for such terms which are broader than that specified in either CERCLA or RCRA, such broader meanings shall apply. The representations and warranties contained herein are based on Grantor's due diligence in investigating the Collateral for hazardous wastes and substances. Grantor hereby (a) releases and waives any future claims against Lender for indemnity or contribution in the event Grantor becomes liable for cleanup or other costs under any such laws, and
(b) agrees to indemnify and hold harmless Lender against any and all claims and losses resulting from a breach of this provision of this Agreement. This obligation to indemnify shall survive the payment of the Indebtedness and the termination of this Agreement.

MAINTENANCE OF CASUALTY INSURANCE. Grantor shall procure and maintain all risk insurance, including without limitation fire, theft and liability coverage together with such other insurance as Lender may require with respect to the Collateral, in form, amounts, coverages and basis reasonably acceptable to Lender and issued by a company or companies reasonably acceptable to Lender. Grantor, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least thirty (30) days' prior written notice to Lender and not including any disclaimer of the insurer's liability for failure to give such a notice. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Grantor or any other person. In connection with all policies covering assets in which Lender holds or is offered a security interest, Grantor will provide Lender with such loss payable or other endorsements as Lender may require. If Grantor at any time fails to obtain or maintain any insurance as required under this Agreement, Lender may (but shall not be obligated to) obtain such insurance as Lender deems appropriate, including if it so chooses "single interest insurance," which will cover only Lender's interest in the Collateral.

Application of Insurance Proceeds. Grantor shall promptly notify Lender of any loss or damage to the Collateral. Lender may make proof of loss if Grantor fails to do so within

                                Exhibit(10.6)-p9

                                 EXHIBIT SECTION
                                 EXHIBIT (10.6)

fifteen (15) days of the casualty. All proceeds of any insurance on the Collateral, including accrued proceeds thereon, shall be held by Lender as part of the Collateral. If Lender consents to repair or replacement of the damaged or destroyed Collateral, Lender shall, upon satisfactory proof of expenditure, pay or reimburse Grantor from the proceeds for the reasonable cost of repair or restoration. If Lender does not consent to repair or replacement of the Collateral, Lender shall retain a sufficient amount of the proceeds to pay all of the Indebtedness, and shall pay the balance to Grantor. Any proceeds which have not been disbursed within six (6) months after their receipt and which Grantor has not committed to the repair or restoration of the Collateral shall be used to prepay the Indebtedness. Application of insurance proceeds to the payment of the Indebtedness will not extend, postpone or waive any payments otherwise due, or change the amount of such payments to be made and proceeds may be applied in such order and such amounts as Lender may elect.

SOLVENCY OF GRANTOR. As of the date hereof, and after giving effect to this Agreement and the completion of all other transactions contemplated by Grantor at the time of the execution of this Agreement, (i) Grantor is and will be solvent, (ii) the fair salable value of Grantor's assets exceeds and will continue to exceed Grantor's liabilities (both fixed and contingent), (iii) Grantor is paying and will continue to be able to pay its debts as they mature, and (iv) if Grantor is not an individual, Grantor has and will have sufficient capital to carry on Grantor's businesses and all businesses in which Grantor is about to engage.

LIEN NOT RELEASED. The lien, security interest and other security rights of Lender hereunder shall not be impaired by any indulgence, moratorium or release granted by Lender, including but not limited to, the following: (a) any renewal, extension, increase or modification of any of the Indebtedness; (b) any surrender, compromise, release, renewal, extension, exchange or substitution granted in respect of any of the Collateral; (c) any release or indulgence granted to any endorser, guarantor or surety of any of the Indebtedness; (d) any release of any other collateral for any of the Indebtedness; (e) any acquisition of any additional collateral for any of the Indebtedness; and (f) any waiver or failure to exercise any right, power or remedy granted herein, by law or in any of the Related Documents.

REQUEST FOR ENVIRONMENTAL INSPECTIONS. Upon lender's reasonable request from time to time, Grantor will obtain at Grantor's expense an inspection or audit report addressed to Lender of Grantor's operations from an engineering or consulting firm approved by Lender, indicating the presence or absence of toxic and hazardous substances, underground storage tanks and solid waste on any premises in which Grantor is conducting a business; provided, however, Grantor will be obligated to pay for the cost of any such inspection or audit no more than one time in any twelve (12) month period unless Lender has reason to believe that toxic or hazardous substance or solid wastes have been dumped or released on any such premises. If Grantor fails to order or obtain an inspection or audit within ten (10) days after Lender's request, Lender may at its option order such inspection or audit, and Grantor grants to Lender and its agents, employees, contractors and consultants access to the premises in which it is conducting its business and a license (which is coupled with an interest and is irrevocable) to obtain inspections and audits. Grantor agrees to promptly provide Lender with a copy of the results of any such inspection or audit received by Grantor. The cost of such inspections and audits by Lender shall be a part of the Indebtedness, secured by the Collateral and payable by Grantor on demand.

LANDLORD'S WAIVERS. Grantor agrees that upon the request of Lender, Grantor shall cause each landlord of real property leased by Grantor at which any of the Collateral is located from time to

                               Exhibit(10.6)-p10

                                 EXHIBIT SECTION
                                 EXHIBIT (10.6)

time to execute and deliver agreements satisfactory in form and substance to Lender by which such landlord waives or subordinates any rights it may have in the Collateral.

GRANTOR'S RIGHT TO POSSESSION. Until default, Grantor may have possession of the tangible personal property and beneficial use of all the Collateral and may use it in any lawful manner not inconsistent with this Agreement or the Related Documents, provided that Grantor's right to possession and beneficial use shall not apply to any Collateral where possession of the Collateral by Lender is required by law to perfect Lender's security interest in such Collateral. If Lender at any time has possession of any Collateral, whether before or after an Event of Default, Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if Lender takes such action for that purpose as Grantor shall request or as Lender, in Lender's sole discretion, shall deem appropriate under the circumstances, but failure to honor any request by Grantor shall not of itself be deemed to be a failure to exercise reasonable care. Lender shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve or maintain any security interest given to secure the Indebtedness.

EXPENDITURES BY LENDER. If not discharged or paid when due, Lender may (but shall not be obligated to) discharge or pay any amounts required to be discharged or paid by Grantor under this Agreement, including without limitation all taxes, liens, security interests, encumbrances, and other claims, at any time levied or placed on the Collateral. Lender also may (but shall not be obligated to) pay all costs for insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Grantor. All such expenses shall become a part of the Indebtedness and be payable on demand by Lender. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon the occurrence of an Event of Default.

EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

       DEFAULT ON INDEBTEDNESS. Failure of Borrower to make any payment when due on the Indebtedness.

       OTHER DEFAULTS. Failure of Grantor or Borrower to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement, the Note, any of the other Related Documents or failure of Borrower to comply with or to perform any term, obligation, covenant or condition contained in any other agreement now existing or hereafter arising between Lender and Borrower.

       False Statements. Any warranty, representation or statement made or furnished to Lender under this Agreement, the Note or any of the other Related Documents is false or misleading in any material respect.

       DEFAULT TO THIRD PARTY. The occurrence of any event which permits the acceleration of the maturity of any indebtedness owing by Borrower, Grantor or any Guarantor to any third party under any agreement or undertaking.

       BANKRUPTCY OR INSOLVENCY. If the Borrower, Grantor or any Guarantor: (i) becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; (ii) generally is not paying its debts as such debts become due; (iii) has a receiver, trustee or custodian appointed for, or take possession of, all or substantially all of the assets of such party or any of the Collateral, either in a proceeding brought by such party or in a proceeding brought

                               Exhibit(10.6)-p11

                                 EXHIBIT SECTION
                                 EXHIBIT (10.6)

       against such party and such appointment is not discharged or such possession is not terminated within sixty (60) days after the effective date thereof or such party consents to or acquiesces in such appointment or possession; (iv) files a petition for relief under the United States Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar laws (all of the foregoing hereinafter collectively called "APPLICABLE BANKRUPTCY LAW") or an involuntary petition for relief is filed against such party under any Applicable Bankruptcy Law and such involuntary petition is not dismissed within sixty (60) days after the filing thereof, or an order for relief naming such party is entered under any Applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by such party; (v) fails to have discharged within a period of sixty 160) days any attachment, sequestration or similar writ levied upon any property of such party; or (vi) fails to pay within thirty (30 days any final money judgment against such party.

       LIQUIDATION, DEATH AND RELATED EVENTS. If Borrower, Grantor or any Guarantor is an entity, the liquidation, dissolution, merger or consolidation of any such entity or, if any of such parties is an individual, the death or legal incapacity of any such individual.

       CREDITOR OR FORFEITURE PROCEEDINGS. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Grantor or Borrower or by any governmental agency against the Collateral or any other collateral securing the Indebtedness.

       Insecurity. Lender deems itself insecure by in good faith believing the prospect of payment or performance hereunder or under any of the Related Documents is impaired.

RIGHTS AND REMEDIES ON DEFAULT. If an Event of Default occurs under this Agreement, at any time thereafter, Lender shall have all the rights of a secured party under the Code. In addition and without limitation, Lender may exercise any one or more of the following rights and remedies:

       ACCELERATE INDEBTEDNESS. Lender may declare the entire Indebtedness, including any prepayment penalty which Borrower would be required to pay, immediately due and payable, without notice.

       ASSEMBLE COLLATERAL. Lender may require Grantor to deliver to Lender all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral. Lender may require Grantor to assemble the Collateral and make it available to Lender at a place to be designated by Lender. Lender also shall have full power to enter upon the property of Grantor to take possession of and remove the Collateral. If the Collateral contains other goods not covered by this Agreement at the time of repossession, Grantor agrees Lender may take such other goods, provided that Lender makes reasonable efforts to return them to Grantor after repossession.

       SELL THE COLLATERAL. Lender shall have full power to sell, lease, transfer, or otherwise dispose of the Collateral or the proceeds thereof in its own name or that of Grantor. Lender may sell the Collateral (as a unit or in parcels) at public auction or private sale. Lender may buy the Collateral, or any portion thereof, li) at any public sale, and (ii) at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations. Lender shall not be obligated to make any sale of Collateral regardless of a notice of sale having been given. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to

                               Exhibit(10.6)-p12

                                 EXHIBIT SECTION
                                 EXHIBIT (10.6)

       which it was so adjourned. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give Grantor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition of the Collateral is to be made. The requirements of reasonable notice shall be met if such notice is given at least ten (101 days prior to the date any public sale, or after which a private sale, of any of such Collateral is to be held. All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the Note rate from date of expenditure until repaid.

       Appoint Receiver. To the extent permitted by applicable law, lender shall have the following rights and remedies regarding the appointment of a receiver: (a) Lender may have a receiver appointed as a matter of right,
       (b) the receiver may be an employee of Lender and may serve without bond, and (c) all fees of the receiver and his or her attorney shall become part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the Note rate from date of expenditure until repaid.

       COLLECT REVENUES, APPLY ACCOUNTS. Lender, either itself or through a receiver, may collect the payments, rents, income, and revenues from the Collateral. Lender may transfer any Collateral into its own name or that of its nominee and receive the payments, rents, income, and revenues there from and hold the same as security for the Indebtedness or apply it to payment of the Indebtedness in such order of preference as Lender may determine. Insofar as the Collateral consists of accounts, general intangibles, insurance policies, instruments, chattel paper, chooses in action, or similar property, Lender may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as Lender may determine. For these purposes, Lender may, on behalf of and in the name of Grantor, receive, open and dispose of mail addressed to Grantor; change any address to which mail and payments are to be sent; and endorse notes, checks, drafts, money orders, documents of title, instruments and items pertaining to payment, shipment, or storage of any Collateral. To facilitate collection, Lender may notify account debtors and obligors on any Collateral to make payments directly to Lender.

OBTAIN DEFICIENCY. If Lender chooses to self any or all of the Collateral, Lender may obtain a judgment against Borrower for any deficiency remaining on the Indebtedness due to Lender after application of all amounts received from the exercise of the rights provided in this Agreement. Borrower shall be liable for a deficiency even if the transaction described in this subsection is a sale of accounts or chattel paper. '

OTHER RIGHTS AND REMEDIES. Lender shall have all the rights and remedies of a secured creditor under the provisions of the Code, as may be amended from time to time. In addition, Lender shall have and may exercise any or all other rights and remedies it may have available at law, in equity, or otherwise. Grantor waives any right to require Lender to proceed against any third party, exhaust any other security for the Indebtedness or pursue any other right or remedy available to Lender.

CUMULATIVE REMEDIES. All of Lender's rights and remedies, whether evidenced by this Agreement or the Related Documents or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform

                               Exhibit(10.6)-p13

                                 EXHIBIT SECTION
                                 EXHIBIT (10.6)

an obligation of Grantor or Borrower under this Agreement, after Grantor or Borrower's failure to perform, shall not affect Lender's right to declare a default and to exercise its remedies.

MISCELLANEOUS PROVISIONS.

       AMENDMENTS. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement and supercedes all prior written and oral agreements and understandings, if any, regarding same. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment. Applicable Law. This Agreement has been delivered to Lender and accepted by Lender in the State of Tennessee. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee without regard to any conflict of laws or provisions thereof.

       JURY WAIVER. THE UNDERSIGNED AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE
       ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE UNDERSIGNED AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT, AND ANY OTHER RELATED DOCUMENT, OR ANY RELATIONSHIP BETWEEN LENDER AND THE BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER RELATED DOCUMENTS.

       ATTORNEYS' FEES; EXPENSES. Grantor will upon demand pay to Lender the amount of any and all costs and expenses (including without limitation, reasonable attorneys' fees and expenses) which Lender may incur in connection with (i) the perfection and preservation of the collateral assignment and security interests created under this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the Collateral, (iii) the exercise or enforcement of any of the rights of Lender under this Agreement, or (iv) the failure by Grantor to perform or observe any of the provisions hereof.

       TERMINATION. Upon (i) the satisfaction in full of the Indebtedness and all obligations hereunder, (ii) the termination or expiration of any commitment of Lender to extend credit that would become Indebtedness hereunder, and (iii) Lender's receipt of a written request from Grantor for the termination hereof, this Agreement and the security interests created hereby shall terminate. Upon termination of this Agreement and Grantor's written request, Lender will, at Grantor's sole cost and expense, return to Grantor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.

       INDEMNITY. Grantor hereby agrees to indemnify, defend and hold harmless Lender, and its officers, directors, shareholders, employees, agents and representatives (each an "Indemnified Person") from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature (collectively, the "Claims") which may be imposed on, incurred by or asserted against, any Indemnified Person (whether or not caused by any Indemnified Person's sole, concurrent or contributory negligence) arising in connection with the Related Documents, the Indebtedness or the Collateral (including, without limitation, the enforcement of the Related Documents and the defense of any Indemnified Person's action and/or inactions in connection with the Related Documents), except to the limited extent that the Claims against the Indemnified Person are

                               Exhibit(10.6)-p14

                                 EXHIBIT SECTION
                                 EXHIBIT (10.6)

       proximately caused by such Indemnified Person's gross negligence or willful misconduct. The indemnification provided for in this Section shall survive the termination of this Agreement and shall extend and continue to benefit each individual or entity who is or has at any time been an Indemnified Person hereunder.

       CAPTION HEADINGS. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

       NOTICES. All notices required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered or when deposited with a nationally recognized overnight courier or deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given at the address shown above. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. To the extent permitted by applicable law, if there is more than one Grantor or Borrower, notice to any Grantor or Borrower will constitute notice to all Grantor and Borrowers. For notice purposes, Grantor and Borrower will keep Lender informed at all times of Grantor and Borrower's current address(es).

       POWER OF ATTORNEY. Grantor hereby irrevocably appoints Lender as its true and lawful attorney-in-fact, such power of attorney being coupled with an interest, with full power of substitution to do the following in the place and stead of Grantor and in the name of Grantor: (a) to demand, collect, receive, receipt for, sue and recover all sums of money or other property which may now or hereafter become due, owing or payable from the Collateral; (b) to execute, sign and endorse any and all claims, instruments, receipts, checks, drafts or warrants issued in payment for the Collateral; (c) to settle or compromise any and all claims arising under the Collateral, and, in the place and stead of Grantor, to execute and deliver its release and settlement for the claim; and (d) to file any claim or claims or to take any action or institute or take part in any proceedings, either in its own name or in the name of Grantor, or otherwise, which in the discretion of Lender may seem to be necessary or advisable. This power is given as security for the Indebtedness, and the authority hereby conferred is and shall be irrevocable and shall remain in full force and effect until renounced by Lender.

       SEVERABILITY. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

       SUCCESSOR INTERESTS. Subject to the limitations set forth above on transfer of the Collateral, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns; provided, however, Grantor's rights and obligations hereunder may not be assigned or otherwise transferred without the prior written consent of Lender.

       WAIVER. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right to thereafter demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and

                               Exhibit(10.6)-p15

                                 EXHIBIT SECTION
                                 EXHIBIT (10.6)

       Grantor, shall constitute a waiver of any of Lender's rights or of any of Grantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of lender.

       Grantor acknowledges having read all the provisions of this commercial security agreement, and grantor agrees to its terms. This agreement is dated August 4, 2000.

       Grantor:

       Donihe Graphics, Inc.

                               Exhibit(10.6)-p16

                                 EXHIBIT SECTION
                                 EXHIBIT (10.6)

                                  EXHIBIT "A"

Donihe Graphics Inc.

One 1990 Mitsubishi 40" Six Color Press Ser# 3F155D 1990-2 with RapiDac Water Base Blanker Coater & Extension, Mitsubishi Console, Continuous Dampening, Royce Space Saver Ref. Circ., Royce Varnish Circlator, Electro Sprayer Model 500 Sprayer, ESS Accutron SW IR/Dryer, ESS Air Knives Electro Sprayer Remote Control Console, DCE Dust Collector Type UMA252GSAD Ser# 88-189 230V, 3PH, 60CY, 3.75KW (125,432,000 Impressions) RapiDac Coater Model A-2047 & A-2095

One Screen Step & Repeat Machine Model PC-534-CH Ser#8813Q-5551 with 3 Chases

One Polar Cutter 45", Ser# 5232119

One MBO Folder B 26-5 Perfection #B26-S 1644C WBA-700 Banding Device

And all related equipment necessary to make the above machines operate.

                               Exhibit(10.6)-p17

                               EXHIBIT SECTION
                                EXHIBIT (10.6)

BANK ONE

August 4, 2000

Mr. Todd Fry, CFO
Champion Industries, Inc.
2450-90 First Avenue
Huntington, WV 25728-2968

Dear Mr. Fry:

This letter will confirm our discussions concerning the documentation and terms of the existing loan from Bank One, West Virginia, N.A. ("Bank One") to Champion Industries, Inc. ("Champion") in original principal amount of $618,720 (the "Loan"). The Loan is evidenced by a promissory note dated June 6, 2000 (the "Note") and is secured by a security agreement ("Security Agreement") and financing statements ("Financing Statements") of even date from Champion. The Loan was originally made PURSUANT TO A BUSINESS LOAN AGREEMENT DATED JUNE 6, 2000. The parties have agreed that as of the date of this letter the Business Loan Agreement will be canceled and of no further effect. The Loan remains outstanding and will continue to be evidenced by and payable in accordance with the terms of the Note, which remains in full force and effect. The Note and all other obligations and indebtedness referenced in the Security Agreement shall continue to be secured by the Security Agreement and Financing Statements executed in conjunction therewith, and all other documents related to the Loan shall remain in full force and effect notwithstanding the cancellation of the Business Loan Agreement.

The purpose of the cancellation of the Business Loan Agreement is to attempt to provide uniformity in Champion's non-payment obligations to its various lenders and to make the warranties and covenants applicable to the Loan or any other loan now or hereafter made by Bank One to Champion the same as those contained in the existing Credit Agreement dated March 31, 1997, as amended, between Champion Industries, Inc. (the "Borrower"), the Banks party thereto and PNC Bank, National Association ("PNC") in its capacity as agent for the Banks (the "Agent") or under the terms of the Credit Agreement dated March 13, 1998, as amended, between Borrower and PNC (collectively, the "Credit Agreements"). References to the Credit Agreements hereunder shall include any and all future amendments to the Credit Agreements as may hereinafter be implemented, from time to time, by the parties thereto. By executing this letter where indicated below, Champion agrees that an event of default under the Credit Agreements which remains uncured beyond any applicable grace or cure period under the Credit Agreements shall constitute an event of default under the Note and other documents evidencing and securing the Loan and shall constitute an event of default under the documents evidencing or securing any loan now or hereafter existing from Bank One to Champion or subsidiaries of Champion.

In the event that either or both of the loans evidenced by the Credit Agreements are paid in full, the terms of the Credit Agreements shall remain applicable to the Loan notwithstanding such payment and the occurrence and continuing existence of any event which would have been an event of default under the Credit Agreements and which remains uncured beyond any applicable

                               Exhibit(10.6)-p18

                                 EXHIBIT SECTION
                                 EXHIBIT (10.6)

grace or cure period under the Credit Agreements shall constitute an event of default under the Note and other documents evidencing and securing the Loan and shall constitute an event of default under the documents evidencing or securing any loan now or hereafter existing from Bank One, West Virginia, N.A., to Champion Industries, Inc.

By signing, below, Champion Industries, Inc. acknowledges, accepts and agrees to be bound by the terms, conditions and agreements as set forth in this letter.

Sincerely

John M. Patterson
Senior Vice President


The above terms, conditions and agreements are acknowledged and accepted:


Champion Industries, Inc.

                               Exhibit(10.6)-p19